BioShaft
Water Technology

July 5, 2011

Bioshaft Water Technology Inc.
1 Orchard Dr., Suite 220
Lake Forest, CA, 92630

RE: CONSULTING AGREEMENT BETWEEN
BIOSHAFT WATER TECHNOLOGY INC. (the "Company")
AND WALTER ZURAWICK (the "Consultant")

Further to the discussion between Bioshaft Water Technology Inc. and WALTER ZURAWICK, below are the terms of the agreement between the Company and the consultant engaging as a Corporate Sales and Business Development Consultant..

AGREEMENT

DATED on this 5th day of July, 2011 by Bioshaft Water Technology Inc. a State of Nevada Corporation with offices in Lake Forest, CA (the "Company") and WALTER ZURAWICK an individual with East Coast office located at 182 Grand Oak Circle, Venice, Florida 34292 (the "Consultant").

CONSULTING SERVICES

A.) The Company hereby retains the services of the Consultant to render marketing sales and business development in the form of:

1. Develop and impliment a marketing and business development plan for North America and world wide.
2. Responsible for managing sales in the industrial marketplace throughout all areas where Bioshaft does business.
3. Provide marketing and strategic planning.
4. Support sales efforts worldwide.
5. Recruit and train sales representatives worldwide.
6. Supervise, motivate and monitor sales representatives.
7. Establish budgets/targets.
8. Generate new leads.
9. Assist in proposal process.
10. Responsible for closing sales.
11. Liaison with other managers.
12. Maintain detailed knowledge of company products and services.
13. Organize and manage trade shows for the company.
14. Monitor and stay active regarding competitors.

B.) The Consultant hereby accepts such retention on the terms and conditions herein set forth and agree to use their best efforts to perform these services at the request of the Company.
C.) The Consultant shall not be required to devote any minimum or specific expenditure of time in performing these services, provided that the Consultant shall be reasonably accessible to the Company and shall devote such efforts to the effective performance of such services as may be commensurate therewith.

TERM

The term from of this Agreement shall be from August 1, 2011 through July 31, 2013.

After July 31, 2013 this Agreement can be terminated with 30 days written notice by either party.

COMPENSATION

In full consideration and compensation for the consulting services to be rendered to the Company by the Consultant, the Consultant shall be remunerated as follows (all figures are in US dollars)

1. The Company shall pay the Consultant Fourteen thousand dollars ($14,000.00) for the services rendered by the Consultant on the Company's behalf.

2. The Fourteen thousand dollars ($14,000.00) is payable on the execution of the contract and every thirty days afterward.

3. Additionally, commission to be Three percent (3%) of gross profit margin on sales.

EXPENSES

The compensation includes reasonable expense in connection with the services stated above. The consultant is responsible for all other expenses including but not limited to: telephone, facsimile, postage, photocopying, healthcare insurance, federal and state income taxes, travel and courier expenses. The Company agrees to reimburse the Consultant for special pre-approved travel expenses for marketing, sales, training or special projects.

The following are estimates for pre-approved expenses and included as part of this agreement:

1. Up to Forty Eight thousand dollars ($48,000.00) per year. for travel expense

2. Up to Five thousand dollars ($5,000.00) per year. for marketing and literature

BioShaft
Water Technology

COMPANY'S OBLIGATIONS

The Company shall make available to the Consultant all information concerning the business, assets, operations and financial condition of the Company, which the Consultant reasonably requests in connection with the performance of its obligations. The Consultant may rely on the accuracy of all such information without independent verification.

CONFIDENTIALITY

The Consultant hereby agrees to maintain in the strictest confidence all such information

provided to it by the Company, provided that such information is first identified by the Company as confidential information.

INDEMNIFICATION

The Company shall indemnify and hold harmless the Consultant against any and all loss, liability, damage, cost or expense arising out of any claim or lawsuit, actual or threatened, which the Consultant may suffer, sustain or become subject to, as a result of, or in connection with, the performance of their obligations under this Agreement, except for any loss, liability or expense which is suffered as the result of, or in connection with, the Consultant's willful misconduct, provided that the Consultant shall give prompt written notice to, and shall cooperate with and render assistance to, the Company regarding any such claim or lawsuit, and provided further the Company shall have the option to undertake and conduct the defense of any such claim or lawsuit.

ENTIRE AGREEMENT

This Agreement constitutes the entire Agreement between the parties and replaces all previous agreements, written or oral between the parties. This agreement can only be amended in writing and both parties must sign all amendments.

Please indicate acceptance of these terms by signing below where indicated.

Walter Zurawick	BioShaft Water Technology, Inc.
[signature]	[signature]
July 5, 2011	**July 5, 2011**
Walter Zurawick	**Imad Yassine, COO**